SERVICE PROVIDER AGREEMENT

KNOW ALL MEN BY THESE PRESENTS:

This Service Provider Agreement ("Agreement") is entered into as of December 13, 2010 (the "Effective Date") in Makati City, Metro Manila, by:

METROPOLITAN BANK & TRUST COMPANY, a public corporation organized and existing under the laws of the Philippines, and having its principal place of business at Metrobank Plaza, Senator Gil Puyat Avenue, 1200 Makati City, Philippines (hereinafter referred to as the "CLIENT");

- AND -

TELUPAY (PHILIPPINES) INC., a corporation organized and existing under the laws of the Philippines and having its principal place of business at 6th Floor King's Court 2 Building, 2129 Chino Roces Street corner dela Rosa Street, Makati City, Philippines 1230 (hereinafter referred to as the "SERVICE PROVIDER");

-With the conformity of-

TELUPAY (M.E) FZE, a corporation organized and existing under the laws of the United Arab Emirates and with postal address at PO Box 50515, HFZ - Sharjah, U.A.E. (hereinafter referred to as "TELUPAY (M.E)");

RECITALS:

WHEREAS, the SERVICE PROVIDER has been validly sub-licensed by Telupay (M.E), to use, operate, maintain, market and customize the TELUPAY Mobile Banking Solution owned by Telupay PLC and to provide the TELUPAY Mobile Banking Services;

WHEREAS, the CLIENT has agreed to use the TELUPAY Mobile Banking Solution for its mobile banking services;

WHEREAS, the CLIENT wishes to enter into this Agreement for the SERVICE PROVIDER to provide and for the CLIENT to engage the SERVICE PROVIDER to provide the TELUPAY Mobile Banking Solution for the CLIENT'S mobile banking services;

NOW, THEREFORE, for and in consideration of the foregoing and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     Definitions.

In addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings. All definitions herein shall apply equally to their singular and plural forms, all pronouns shall apply without regard to gender, and all references to Sections and Schedules shall be deemed to be references to Sections of and Annexes to this Agreement unless the context shall otherwise require.

1.1     "Business Day" means any day other than a Saturday, a Sunday, or a legal holiday.

1.2     "CLIENT'S Network" means all of the CLIENT's banking partners, affiliates, subsidiaries, remittance partners whether foreign and domestic, and foreign branches, partnerships and tie-ups.

1.3     "Customer Information" shall mean any personal information provided by CLIENT's customers, users, and/or account holders to CLIENT upon registration or at any time thereafter.

1.4     "TELUPAY Documentation" shall mean the papers, manuals, charts, and other materials (whether in print or electronic form) that relate to the TELUPAY Mobile Banking Services that shall be provided by the SERVICE PROVIDER pursuant to this Agreement.

1.5     "Gross Transaction Fees" shall mean the transaction fees for services to be charged from the CLIENT's users, account holders and customers using the TELUPAY Mobile Banking Service less the costs and expenses advanced by CLIENT for SMS, MMS, IP Packet and other message transmission costs as may be approved by both Parties in writing.

1.6     "Hardware Allocation" shall mean the budget or money needed to exclusively purchase or lease all hardware and equipment needed by the CLIENT as may be agreed upon by the Parties in writing for the implementation and/or provision of the TELUPAY Mobile Banking Services.

1.7     "Intellectual Property Rights" shall mean all intellectual property rights arising under statutory law, common law or by contract, and whether or not perfected, including, without limitation, all (a) patents, patent applications, and patent rights, (b) rights associated with works of authorship including copyrights, copyright applications, copyright registrations, and derivative works of the foregoing, (c) rights relating to the protection of trade secrets, proprietary technology, and confidential information, (d) trademarks, trade name, design patent, and service mark rights, marketing materials, signs, designs, and logos whether or not registered, and (e) divisions, continuations, continuations in part, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued or acquired.

1.8     "Installation Fee" shall mean the fee and expenses for the training of personnel and the installation, customization and testing required for the implementation and/or provision of the TELUPAY Mobile Banking Services.

1.9      "Marketing Allocation" shall mean the budget or money set aside to exclusively finance the marketing efforts of the CLIENT in promoting the use and availment of the TELUPAY Mobile Banking Services by its users, account holders and customers.

1.10     "Marks" shall mean the trademarks, service marks, trade names, trade dress, logos, Internet domain names and other company or service identifiers or service marks used by a Party in connection with its business.

1.11     "Parties" shall jointly refer to the SERVICE PROVIDER and the CLIENT, and "Party" shall refer to either one of the said Parties.

1.12     "TELUPAY" shall mean TELUPAY (Philippines) Inc., the sole licensee in the Philippines of the TELUPAY Mobile Banking Solution and/or TELUPAY Mobile Banking Services.

1.13      "TELUPAY Mobile Banking Solution" shall mean the mobile banking technology to be utilized by the SERVICE PROVIDER to include: (1) those associated technology, trade secrets, copyrighted works, reference source code implementations, proprietary technology, shared secret keys, encryption and decryption keys, software development tools, methodologies, processes, technologies or algorithms, test data sets and test cases, technical, consumer and corporate applications, and other implementations and derivations of technology; (2) those platform used for TELUPAY's mobile banking and internet banking architecture for SMS, voice prompt, mobile WAP, Interbank network ("TLink") and Internet banking applications, including, but not limited to, account inquiries, account transfers, bill payments, money transfers (both domestic and international), mPayments (payments of products and services made at commercial POS terminals and through mobile merchant accounts), and TLink services including domestic Interbank transactions, text alerts, email receipts, ATM encashment service, ATM enrollment service, TCash ATM transfer service, TMAP, TELUPAY mobile advertising platform, TELUPAY-customized corporate applications, Mobile Lotto technologies, or any other product or service offered as part of TELUPAY Mobile Banking Service including, without limitation, SERVICE PROVIDER's licensed patents, copyrights and licensed proprietary technology.

1.14     "TELUPAY Mobile Banking Services" shall mean installation, operation, implementation, provision, maintenance, customization, and all other support services for mobile banking services of the CLIENT including services for account inquiries, account transfers, bill payments, money transfers domestic), mPayments (payments of products and services made at commercial POS terminals and through mobile merchant accounts), and TLink services including domestic Interbank transactions, text alerts, email receipts, ATM encashment service, ATM enrollment service, T-Cash ATM transfer service or any other service offered as part of TELUPAY Mobile Banking Services. Wherever appropriate, the TELUPAY Mobile Banking Services shall specifically refer to the specific Services described and defined in this Agreement and in the Service Level Agreement, and the respective Annexes thereof.

1.15     "TELUPAY Software" shall mean the software provided, developed, applied, utilized, and/or customized for the TELUPAY Mobile Banking Solution, including, without limitation, source codes, operating systems, and application programs, which software is more particularly described as "Mobile Banking Solution" with Version No. 001.001.001 as defined in Annex D.

1.16      "TELUPAY System" shall mean any combination of the TELUPAY Documentation, TELUPAY Mobile Banking Solution, TELUPAY Mobile Banking Services, and/or the TELUPAY Software specifically customized for integration and use with CLIENT's information systems and databases and excludes all other technology, services, or know-how that CLIENT owns;

1.17     "Services" means the scope of services, as it is defined and delineated in Annex A and in the Service Level Agreement of this Agreement, which may further be amended based upon the recommendations of the SERVICE PROVIDER, upon agreement of the parties in writing.

1.18     "Service Level Agreement" means the Service Level Agreement executed by and between the Parties pursuant to and subject to the terms of this Agreement, inclusive of its schedules and related documents, as it may be amended and/or revised from time to time;

1.19     "Territory" shall mean the geographical and political boundaries of the Republic of the Philippines.

1.20     "Term" shall mean the Initial Term and any renewal or extension thereof

1.21     "Tier One Client" shall mean, other than CLIENT, only those certain top banks in the Territory, specifically Banco de Oro Universal Bank and Bank of the Philippine Islands.

1.22     "Anniversary Year" means any Twelve (12)-month period counted from the Effective Date or any anniversary date thereof.

1.23     "Recommended System Requirements" shall be the minimum technical specifications of the combination of computer hardware and equipment, peripherals, commercial off-the-shelf software, telecommunications and/or network connections, security firewalls, etc. prescribed by the SERVICE PROVIDER to ensure that the TELUPAY Mobile Banking Solution would yield a designated or prescribed level of system performance or robustness. The Recommended System Requirements shall be those prescribed under Annex B of this Agreement, which may further be amended based upon the recommendations of the SERVICE PROVIDER, upon agreement of the Parties in writing.

2.     Term and Exclusivity.

2.1      The Initial Term of this Agreement shall be the Five (5)-Year Period counted from the Effective Date, or from September 10, 2010 to September 09, 2015.

2.2     Unless a Party serves a written notice upon the other Party of its decision NOT to renew or extend this Agreement at least Six (6) months prior to the expiration of this Agreement or any extension thereof, this Agreement shall be deemed automatically extended and/or renewed on a year-to-year basis without need of notice and upon the same terms and conditions governing the Agreement for the immediately succeeding Anniversary Year unless amended in writing by the Parties.

2.3      Should it wish to renegotiate the terms and conditions of this Agreement, a Party shall do so by serving a written notice upon the other Party of its intention to undertake such renegotiation not less than Six (6) months before the date of expiration of this Agreement or any extension thereof. Any and all renegotiated terms shall operate prospectively only and shall take effect not earlier than the commencement of the immediately succeeding extension and/or renewal period of this Agreement. Nothing herein shall be construed or interpreted to preclude the Parties from executing and concluding a new and separate Memorandum of Agreement for the provision of the Services.

2.4     Exclusivity - Within the Two (2) Year Period counted from the Effective Date but not beyond 09 September 2012, the SERVICE PROVIDER appoints the CLIENT as the only Tier One Client in the Territory that shall be exclusively authorized to engage and implement the Services. Within the said period, no minimum number of transactions shall be required from the CLIENT. The exclusivity granted hereunder in favor of the CLIENT shall ipso facto cease and terminate on 09 September 2012, without need of notice.

3.     Territory.

     The CLIENT's limited right and authority to use and avail of the Services for its business and operations shall not extend nor apply to any and all of its business and operations outside or beyond the Territory.

4.      Confidentiality and Security.

4.1     Confidentiality required. As between SERVICE PROVIDER and CLIENT, any and all of the TELUPAY System, TELUPAY Mobile Banking Solution, TELUPAY Mobile Banking Services, TELUPAY Software, and the TELUPAY Documentation, including the SERVICE PROVIDER's business operations (collectively referred hereafter as "TELUPAY Confidential Information") are confidential and proprietary to SERVICE PROVIDER and/or its licensor, Telupay (M.E) FZE. As between SERVICE PROVIDER and CLIENT, any and all information regarding CLIENT's systems and business, Customer Information, customer lists and accounts, and other information of similar nature are confidential and proprietary to CLIENT. Access to, disclosure or use of CLIENT's confidential information shall at all times be held in utmost secrecy and confidentiality and in accordance with Republic Acts 1405 and 8791 and all other applicable laws. Neither Party shall use or disclose the other Party's confidential or proprietary information in any manner whatsoever other than in connection with the rights granted in this Agreement. A Party who is in possession of the other Party's confidential or proprietary information shall implement and maintain security measures, which it customarily implements and maintains for its own confidential information. Subject to any restrictions imposed by applicable governmental rules and regulations, a Party may require the other Party to implement and maintain security measures and standards for reference source code implementations, shared secret keys, proprietary technology, encryption and decryption keys, private keys as well as source and library files that contain confidential or proprietary information which are in accordance with industry or customary standards of commercial operations practices for managing such confidential or proprietary information, such measures to include, at a minimum, the following:

A.    Transmittal only to authorized persons. A Party (the "Disclosing Party") may transmit confidential or proprietary information only to those officers and employees who need to know the information and who have been duly informed of the highly confidential and proprietary nature of the said information. A Disclosing Party shall first identify to the other Party in writing (by name and title) any and all recipients of confidential or proprietary information prior to any disclosure thereof. A Disclosing Party hereby undertakes to fully indemnify the other Party for any and all damages, which the latter may suffer as a result of any unauthorized disclosure of the other Party's confidential and/or proprietary information.

B.    Maintenance of secure location. CLIENT shall maintain and promptly identify to SERVICE PROVIDER a secure location on its premises, where TELUPAY Confidential Information shall be stored. Subject to its compliance with CLIENT's internal security procedures and applicable governmental rules and regulations, SERVICE PROVIDER and/or its duly authorized representatives shall be allowed reasonable access to the TELUPAY Confidential Information. To help ensure continuity of operations in the event of force majeure events, SERVICE PROVIDER and CLIENT may mutually agree upon the establishment of a redundant system at a secure off-site location.

C.    Security log. CLIENT shall maintain a security log of periodic tests of security and/or relocation/distribution (if applicable) of the TELUPAY Confidential Information and breaches of security at all secure locations. Furthermore, CLIENT shall promptly report to SERVICE PROVIDER any and all thefts or attempted thefts, breaches of security, and/or loss or damage pertaining to TELUPAY Confidential Information under CLIENT's custody and the latter undertakes to fully indemnify the SERVICE PROVIDER for any and all damages that the latter may suffer as a result of the negligence and/or fault of the said Party in securing the Telupay Confidential Information, or the fault and/or negligence of the CLIENT's affiliates, partners, subcontractors, consultants, agents, employees, customers (other than the officers or employees of the other Party), representatives, former affiliates, former agents, former employees, former customers (other than the officers or employees of the other Party) and former representatives.

D.    Review of security measures. Subject to SERVICE PROVIDER's compliance with CLIENT's internal security procedures and applicable governmental rules and regulations, CLIENT shall cooperate with SERVICE PROVIDER and its employees and agents to allow the latter to effectively assess, evaluate, and review the integrity and security of TELUPAY Confidential Information and implement SERVICE PROVIDER's suggested measures to further protect TELUPAY Confidential Information.

4.2.      Notification of Unauthorized Use or Disclosure. A Party shall verbally and in writing notify the other Party immediately upon discovery of any unauthorized use or disclosure and/or possible, suspected, or attempted unauthorized use or disclosure of the other's confidential and/or proprietary information and shall cooperate with the other Party to immediately investigate the events or potential events, to regain possession of the utilized and/or disclosed confidential and/or proprietary information and to effectively prevent any further unauthorized use or disclosure thereof.

4.3.      Liability for Breach of Confidentiality. A Party who has been given custody of, control over, or access to any confidential or proprietary information belonging to the other Party shall be responsible for any breach of the obligations contained in paragraphs 4.1 through 4.2 by the said Party, its affiliates, partners, subcontractors, consultants, agents, employees, customers (other than the officers or employees of the other Party ), representatives, former affiliates, former agents, former employees, former customers (other than the officers or employees of the other Party) and former representatives.

4.4     Injunctive Relief and Damages. Each Party acknowledges and agrees that any breach or violation on its part of any promises, commitments, undertakings and/or agreements contained in paragraphs 4 and 17, inclusive of their respective subparagraphs and subsumed provisions, shall result in grave, irreparable, and continuing damage to the Party to which such compromised confidential or proprietary information pertains to (the "aggrieved Party") for which there will be no adequate or speedy remedy at law; and the aggrieved Party shall be immediately entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper under the circumstances (including monetary damages if appropriate). In the proper cases and upon competent judicial authority, the aggrieved Party may enter upon any location or territory where the compromised confidential or proprietary information may be kept for the purpose of preventing the unauthorized use, reproduction, examination, distribution, or transaction thereof.

4.5      Same rights under paragraph 16.4. For any breach of the paragraphs 4, 16.2, 16.5, 16.6, and 16.8 of this Agreement, inclusive of all sub-paragraphs and subsumed provisions, the SERVICE PROVIDER shall have the same rights as stated in paragraph 16.4 of this Agreement, which rights shall be cumulative and non-exclusive.

5.      Responsibilities of SERVICE PROVIDER

5.1      TELUPAY Mobile Banking Solution and Services. The SERVICE PROVIDER shall make available to the CLIENT the TELUPAY Mobile Banking Solution and perform for said CLIENT the Telupay Mobile Banking Services, as specifically described in Annex A and the Service Level Agreement, as may be amended and/or revised from time to time by the SERVICE PROVIDER to reflect changes (1) to the TELUPAY Mobile Banking Solution, and (2) in the specific services provided to the CLIENT;

5.2      Standard Services. The SERVICE PROVIDER shall provide the standard installation, training, maintenance, review and monitoring, operational assistance, and monitoring services for and in support of the CLIENT's mobile banking service, particularly the following:

5.2.1     Installation services mean support services to install the system and operations for the TELUPAY Mobile Banking Solution and Services as described in the Service Level Agreement.

5.2.2     Maintenance services mean support and advisory services to maintain the system for TELUPAY Mobile Banking Solution and Services as described in the Service Level Agreement.

5.2.3     Instruction services mean instruction and training of the CLIENT's personnel, as described in the Service Level Agreement.

5.2.4     Review and monitoring services mean reviewing and monitoring the services under the TELUPAY Mobile Banking Solution and Services as described in the Service Level Agreement.

5.2.5    Operational assistance services mean reasonable assistance to the CLIENT in the management and operation of the TELUPAY Mobile Banking Solution and Services.

5.2.6    Assistance to the CLIENT in dealing with customer queries and suggestions.

5.2.7    Compliance with the service level criteria that is jointly set and/or agreed upon by the Parties from time to time.

5.3     Customization, special or extra services. Subject to separate arrangements and fees, the SERVICE PROVIDER, at the request of the CLIENT, may provide customization or extra services, the costs for which may be reimbursed by SERVICE PROVIDER from the CLIENT pursuant to paragraph 8.10 of this Agreement.

5.4    Upgrades and Application Updates. SERVICE PROVIDER may inform and offer to CLIENT such versions, upgrades and/or application updates which shall be subject to separate agreement/s and/or arrangements between the Parties.

5.5    SERVICE PROVIDER shall install the needed software on the CLIENT's servers in order to link the TELUPAY System to the CLIENT's mobile banking platform provided that the needed software installed by SERVICE PROVIDER is and will remain the property of SERVICE PROVIDER.

6.      Responsibilities of the CLIENT.

6.1    The CLIENT shall be responsible for the following:

6.1.1     The CLIENT shall undertake and secure the purchase, procurement, licensing, and/or sub-contracting of any and all third party hardware and software necessary and proper for the delivery of the Services, in accordance with the Service Level Agreement. This shall include, without limitation, computer hardware and equipment, telecommunications and/or network connections, security firewalls, commercial off-the-shelf software ("COTS"), and etc. (collectively, the "Equipment"), ownership of which shall pertain to the CLIENT and the costs for which may be recovered by CLIENT pursuant to paragraph 8.10 of this Agreement. It shall be the CLIENT's sole responsibility to:

(a)     acquire and maintain the Equipment;

(b)    ensure that the Equipment at least meets the Recommended System Requirements; and

(c)    upgrade the Equipment on a timely basis in order to meet actual or projected transaction volume and/or system load requirements.

6.1.2     For the first Five (5) years from date of commercial launch of the Services, the CLIENT has agreed to allocate, set aside, and disburse an annual amount of not less than Philippine Currency: Five Million Pesos (Php 5,000,000.00) by way of Marketing Allocation for the promotion of the Services. The Marketing Allocation shall include and cover the costs and expenses for flyers, pamphlets, TV advertisements, radio broadcasts and other marketing efforts of similar nature. Unless otherwise adjusted by agreement of the Parties pursuant to this paragraph, the Marketing Allocation shall not exceed the following amounts (the "Maximum Marketing Allocation") for the stated anniversary years reckoned from date of commercial launch of the Services:

YEAR	MAXIMUM AMOUNT
1	Twenty Million Pesos (PhP20,000.000.00)
2	Twenty Million Pesos (PhP20,000.000.00)
3	Ten Million Pesos (PhP10,000.000.00)
4	Ten Million Pesos (PhP10,000.000.00)
5	Ten Million Pesos (PhP10,000.000.00)

The Parties may meet on a quarterly basis for the purpose of assessing the effectiveness of the project's marketing strategies and mutually adjust the Maximum Marketing Allocation as needed, as well as verbally and in writing, exchange information and/or recommendations relevant to enhancing the Marketing Allocation and Promotion of the Services.

6.1.3     The CLIENT shall include the SERVICE PROVIDER's tagline or trademark 'Powered by TelUPayTM", with subline 'Making Money MobileTM' in the tri-media advertising and promotional materials to be released by the CLIENT covering the funds allocated and period stated in item 6.1.2. Any changes on the tagline shall be advised in writing by SERVICE PROVIDER to the CLIENT, which shall be adapted subject to the SERVICE PROVIDER's compliance with the schedule to be given by the CLIENT to the SERVICE PROVIDER allowing any changes to be made for the advertising and/or promotional materials concerned.

6.1.4.    The CLIENT shall provide the SERVICE PROVIDER with the media plan covering the scheduled release of advertising and/or promotional materials for a given period, with regular updates to include changes if any, and shall also provide copies of all said advertising and/or promotional materials upon release or publish of such.

6.1.5    The CLIENT shall provide the first line customer support for the mobile banking services in the Territory.

6.1.6    Any and all communications from CLIENT to SERVICE PROVIDER shall be in writing, duly signed, and sent in accordance with paragraph 21.13 hereof.

6.1.7    The CLIENT shall undertake to secure business or government regulatory licenses, permits, and approvals that are necessary or considered appropriate and advisable for the installation, operation, maintenance, cessation and removal of the TELUPAY Mobile Banking Services in the Territory.

7.     Common Obligations of the Parties.

7.1 The Parties agree to co-operate with and assist each other to facilitate, promote, and optimize the successful implementation of the TELUPAY Mobile Banking Services and to this extent agree to:

7.1.1     Undertake and perform their respective obligations herein contained promptly and with due care and diligence.

7.1.2     Promptly, verbally and in writing, exchange information relevant to the objectives and purposes of this Agreement.

7.1.3     Discuss together and secure concurrence among Parties on decisions affecting and/or regarding business, income, expenses, development processes and integrity of the services provided.

7.1.4    Agree on the terms, timeline and amount of payment for the Marketing Allocation, Hardware Allocation and Installation fees to be deducted from the gross transaction fees received from users, account holders and customers.

7.1.5    Evaluate every end of year, and mutually agree in writing for any hardware and/or equipment change, as well as any changes in marketing allocation.

7.1.6     Agree that all other costs in connection with the preparation of any proposal relating to this Agreement and its business alliance shall be borne by the Party incurring such cost. No Party shall be liable to the other Party for cost incurred outside their respective scope of obligations as set out in this Agreement.

7.1.7    Be responsible for their respective manpower cost/expenses/benefits.

7.1.8     Allocate adequate resources and personnel for the successful implementation, operation and maintenance of the Service and/or the TELUPAY System.

7.1.9    Strictly and constantly implement the required security protocols and measures against hacking, spamming, worms, malware, Trojans, denial of service attacks, identity theft, unauthorized intrusions and other security-related risks. The security protocols and measures shall be mutually agreed upon and revised from time to time by the Parties, as needed.

8.     Consideration and Payment of Service Fees

8.1      Installation and Support Services. For the first Five (5) years from date of commercial launch of the Services, the SERVICE PROVIDER has agreed to allocate, set aside, and disburse an annual amount of not less than United States Currency: Ten Thousand Dollars (US$10,000.00) covering the initial deployment and implementation of the Services (including installation, testing, and training) prior to commercial launch, and the succeeding annual support services which costs shall be recovered by the SERVICE PROVIDER in accordance with paragraph 8.10 of this Agreement. The operational details on installation and support services are outlined in the Service Level Agreement. The said deployment costs shall not cover those costs and expenses for the development of the TELUPAY Software, which development costs and expenses shall be for the sole and exclusive account of the SERVICE PROVIDER and/or its licensor, Telupay (M.E) FZE as the absolute owner of the TELUPAY Software. This allocation shall not exceed the following amounts (the "Installation and Support Services Allocation") for the stated anniversary years reckoned from date of commercial launch of the Services:

YEAR	MAXIMUM AMOUNT
1	Ten Thousand U.S. Dollars (US$ 10,000.00)
2	Ten Thousand U.S. Dollars (US$ 10,000.00)
3	Ten Thousand U.S. Dollars (US$ 10,000.00)
4	Ten Thousand U.S. Dollars (US$ 10,000.00)
5	Ten Thousand U.S. Dollars (US$ 10,000.00)

8.2.     Service Transaction Fee Rates. As consideration for the SERVICE PROVIDER's provision of the Services for use and deployment in the operations and business of the CLIENT and CLIENT's Network, the CLIENT shall pay SERVICE PROVIDER the service fees defined and detailed in Annex A of this Agreement, which Annex is made an integral part hereof.

8.3      Special or Extra-Services. The SERVICE PROVIDER may provide special or extra services subject to separate agreements and fees, the costs for which shall be reimbursed by the CLIENT to the SERVICE PROVIDER pursuant to paragraph 8.10 of this Agreement.

8.4      Change of Fees. Any and all variations to the existing rates in the service fees provided in Annex A hereof as well as any and all changes to the transaction fee rates charged to the CLIENT's users, account holders and customers for the Services shall only be enforceable and effective if contained in a written amendatory instrument duly and jointly executed by the Parties for this purpose.

8.5      Settlement Accounts and Payment. Payment of SERVICE PROVIDER's service fees as well as other amounts due to SERVICE PROVIDER under this Agreement shall be promptly undertaken by the CLIENT by way of direct deposit to the SERVICE PROVIDER's settlement account. In case of disputed payments, CLIENT shall immediately set aside and deposit the disputed amounts in an interest-bearing settlement account jointly opened by the Parties as co-signatories for this purpose and endeavor to promptly resolve such dispute without delay. The undisputed portion of all amounts due to SERVICE PROVIDER under this Agreement shall be promptly deposited and paid by the CLIENT to the SERVICE PROVIDER's settlement account in accordance with Annex A hereof.

8.7      Access to reports. The CLIENT shall allow the TELUPAY System to automatically send transaction reports to the SERVICE PROVIDER such as, but not limited to, daily transaction journal, summaries necessary for the monitoring and reconciliation and such other report as may from time to time be required by the SERVICE PROVIDER through electronic channels.

8.8      Consideration. The CLIENT recognizes that the service fees payable to the SERVICE PROVIDER under this Agreement are considered regular business consideration for sale of services.

8.9      Taxes. For the transactions contemplated in this Agreement, each Party will implement the most efficient tax structure and will be responsible for their respective taxes that will avoid unnecessary and additional expenses. The CLIENT shall deduct the applicable withholding tax which is two percent (2%) on the service fees of the SERVICE PROVIDER prior to the deposit in the settlement accounts of the SERVICE PROVIDER.

8.10      Recoveries for Hardware, Marketing, Installation and Support Services Costs. Within the first (1st) year from the date of commencement of the commercial operations of the TELUPAY Mobile Banking Services and provided sufficient proof of the expenditures is presented by the incurring Party, any and all costs and expenses incurred by the Parties for the procurement of the Equipment, installation, testing, and training, and actual marketing expenditures (the "Project Costs") shall be duly expensed and recovered by the incurring Party through pro rata deductions from Third Party Vendor Gross Transaction Fees; Provided, That no recoveries for actual marketing expenditures incurred within a covered year in excess of the Maximum Marketing Allocation for the said year shall be allowed. The said excess shall be for the sole account of the incurring Party concerned. Excepting these excess marketing expenditures, all other unrecovered Project Costs shall be carried over to the succeeding periods and accordingly deducted from the succeeding periods' Gross Transaction Fees.

9.      Access for the SERVICE PROVIDER.

9.1     The CLIENT upon its prior written consent shall allow representative/s of the SERVICE PROVIDER to enter any of the premises or branches of the CLIENT or any other location or territory covered by the CLIENT'S network using the TELUPAY Mobile Banking Solution, under reasonable conditions for maintenance, repairs, system health check, monitoring activities, accessing necessary information or data, to include downloading and printing of necessary information or data, in order to allow the performance of the services under this Agreement.

10.     Commercial Start-up Period.

10.1     The CLIENT shall use its best commercial efforts to start or launch its mobile banking services using the TELUPAY Mobile Banking Solution providing Telupay Mobile Banking Services to its users, account holders and customers within sixty (60) days from the Effective Date.

11.     Implementation of the TELUPAY Mobile Banking Service.

11.1     Within one year from the Effective Date, the CLIENT shall use its best commercial efforts to deploy, expand and integrate the TELUPAY Mobile Banking Services throughout the CLIENT's Network.

12.     Business Continuity Plan and Disaster Recovery

12.1     The Parties agree on a Business Continuity Plan more particularly described in the Service Level Agreement. Disaster recovery sites shall be placed in operation in the event that operations at either the CLIENT or the SERVICE PROVIDER primary business locations cannot be accessed or restored within seventy-two (72) hours from the occurrence of a force majeure event or any unresolved interruption of the Services. Commission of the respective disaster recovery sites shall be jointly undertaken and coordinated by the Parties' respective crisis management teams.

13.    Notification.

Each Party undertakes to notify, in writing, the other as soon as practicable if it becomes aware of: (a) any event which will render impossible the performance by the Party concerned of any of its obligations or undertakings under this Agreement, including those arising from force majeure as mentioned under paragraph 21.10 hereof; (b) any breach of the provisions of any authorization issued by any regulatory body which is necessary for the performance of its obligations under this Agreement; (c) the receipt of actual notice of a material claim or demand by any person with respect to its performance of its obligations under this Agreement.

14.     Intellectual Property.

14.1      Marks. During the lifetime and effectivity of this Agreement and any extension thereof, each Party hereby grants the other a temporary, limited, royalty-free license to use its trademarks, service marks, trade names, trade dress, logos, Internet domain names and other company or service identifiers or service marks solely for the purposes set forth in this Agreement.

14.2      Correction of data introduced. The CLIENT shall deliver to SERVICE PROVIDER in a precise, correct, timely, and complete manner each and every data and/or information required for the implementation of this Agreement and/or the provision of the Services and shall be responsible for any inaccuracy in the data and/or information provided.

14.3      Ownership of Material and the CLIENT'S Customer Information. Unless otherwise agreed upon by the Parties in writing, all material and content provided by the CLIENT to the SERVICE PROVIDER for inclusion in the website to be established and maintained for the Services (the "Services Website") and all Customer Information collected therefrom (including, without limitation, the Customer's username, passwords, account numbers, routing information, personal identification data such as social security numbers and credit card numbers, etc.) shall be solely and exclusively the CLIENT's property and responsibility. The SERVICE PROVIDER and their personnel shall have no proprietary interest in such material or the Customer Information.

14.4      Intellectual Property on TELUPAY 'Mobile Banking Solution.' All Intellectual Property Rights and trade secrets on the TELUPAY Mobile Banking Solution shall solely be and shall solely remain the property of SERVICE PROVIDER and/or its licensor, Telupay (M.E) FZE and the CLIENT shall have no rights or interest in such TELUPAY Mobile Banking Solution and all other technology, services, or know-how that Telupay (M.E) FZE and the SERVICE PROVIDER owns and operates other than the rights granted to the CLIENT under this Agreement.

15.     Warranty

15.1      The SERVICE PROVIDER warrants that the Telupay Mobile Banking Solution and Telupay Mobile Banking Services shall conform to the facilities and functions set out in the Scope of Service when used on a system that at least meets the Recommended System Specifications, and that the Program Documentation and the Telupay System will provide adequate instruction to enable the CLIENT to make proper use of such facilities and functions.

15.2     If the SERVICE PROVIDER receives written notice from the CLIENT after the Commercial Start-up Period in Clause 10.1 of any breach of the warranty in Clause 15.1 then the SERVICE PROVIDER shall at its own expense and within the appropriate periods provided for under the Service Level Agreement remedy the defect or breach in question.

15.3     The limited warranty provided in Clause 15.1 extends only to the CLIENT. This warranty does not apply if the Services and/or the Telupay System:

(a)     have been altered, except by the SERVICE PROVIDER;

(b)     have not been installed, operated, repaired, or maintained by and in accordance with instructions supplied by the SERVICE PROVIDER; or

(c)     have been subjected to abnormal physical or electrical stress, misuse, negligence, or accident on the part of the CLIENT and/or agents, employees, representatives or customers.

Neither would the warranty in Clause 15.1 cover failures or errors arising from or caused by CLIENT- or third-party supplied hardware, software, and/or third party services, or when the CLIENT fails to comply with its obligations under Clause 9.1, or when the Equipment fails to meet the Recommended System Requirements, or any other event analogous to the foregoing which will render it impossible for the SERVICE PROVIDER to warrant its system and/or to perform its scope of services under the Agreement.

15.4     The CLIENT acknowledges that it is the responsibility of the CLIENT to ensure that the facilities and functions described in the Scope of Service meet its requirements. The SERVICE PROVIDER shall not be liable for any failure of the Telupay System to provide any facility or function not specified in the Scope of Service.

15.5     Without prejudice to the express provisions of the Service Level Agreement and unless otherwise provided in this Agreement, the SERVICE PROVIDER shall not accept responsibility for any loss or damage, however caused (including through negligence), which the CLIENT may directly or indirectly suffer in connection with the Services or its use of the Telupay System to include updates, patches or enhancements to the same, maintenance and support services (if any), and any other items, deliverables, or information supplied by or in behalf of the SERVICE PROVIDER in accordance with the terms of this Agreement, and neither shall the SERVICE PROVIDER accept any responsibility for any such loss arising out of and/or use of or reliance on any material or information contained on or accessed through the Telupay System and/or Services.

15.6     Save as expressly set out in Clause 15.1, the Services are provided on an "AS IS" and "AS AVAILABLE" basis without warranties of any kind, either express or implied, statutory or otherwise. The SERVICE PROVIDER does not make any representation or warranty about the accuracy, character, quality, timeliness, promptness or the performance of the Services, or any products or services obtained through the any of the same, including but not limited to the warranties of non-infringement of third party rights, title, merchantability, satisfactory quality, fitness for a particular purpose and freedom from computer virus or malware. All terms that may be excluded are excluded to the fullest extent permitted under all applicable law.

15.7     To the extent permitted by applicable law, any condition or warranty that would otherwise be implied into this Agreement is hereby excluded. Where applicable law implies any condition or warranty, and that applicable law prohibits the SERVICE PROVIDER from excluding or modifying the application of, or the SERVICE PROVIDER's liability under, any such condition or warranty, that condition or warranty will be deemed included.

15.8     Except for causes which may be directly or indirectly attributable to the fault or negligence of the SERVICE PROVIDER, the CLIENT hereby accepts sole responsibility for any damage to its computer equipment and any loss of data resulting from accessing and/or the downloading of or use of any of the Services.

15.9     The disclaimers set out in this Clause 15, do not attempt or purport to exclude liability arising under applicable law if, and to the extent, such liability cannot be lawfully excluded. Nothing in this Agreement shall exclude or limit SERVICE PROVIDER's warranty or liability for losses which may not be lawfully excluded or limited by applicable law. Some jurisdictions do not allow the exclusion of certain warranties or conditions or the limitation or exclusion of liability for loss or damage caused by negligence, breach of contract or breach of implied terms, or incidental or consequential damages. Accordingly, only the limitations which are lawful in the appropriate jurisdiction will apply and SERVICE PROVIDER's liability will be limited to the extent as may be allowed by law.

16.     Restrictions.

16.1      Reservation of Rights. This Agreement is for SERVICES only, thus the SERVICE PROVIDER reserves all rights not expressly granted to the CLIENT in this Agreement. Except as provided herein, no authority to use, rights, and/or license is granted by SERVICE PROVIDER, either directly or by implication, estoppel, or otherwise, for the TELUPAY Confidential Information and/or the TELUPAY System and any rights not expressly granted to CLIENT hereunder are reserved by SERVICE PROVIDER. The Services shall neither involve any grant of license for the use of all or part of the TELUPAY Confidential Information and/or the TELUPAY System nor will it involve any transfer of technological know-how and property rights. Neither is CLIENT granted any license or rights or interest to develop, manufacture, sell, lease, dispose, implement, transact, or distribute all or part of the Services, the TELUPAY Confidential Information and/or the TELUPAY System nor to review and/or study the same with other parties not expressly authorized by this Agreement.

16.2      Prohibition On Reverse Engineering, Decompilation, Disassembly, etc.. CLIENT shall not reproduce, distribute, market, disclose, reverse engineer, decode, decompile, disassemble, license, assign, transfer, or allow the unauthorized use or disclosure of any part or the whole of the TELUPAY Confidential Information.

16.3      Third Party Use. Except as otherwise provided herein, any use, operation or implementation of all or part of the Services and/or the TELUPAY System by third parties shall be subject to separate negotiations and/or user agreements. CLIENT shall on a best efforts basis cooperate with SERVICE PROVIDER in preventing and/or enjoining unauthorized or unlicensed third parties from using, studying, implementing or transacting all or part of the Services, the TELUPAY Confidential Information, and/or the TELUPAY System.

16.4      Effects of Unauthorized Use. Except as otherwise provided in this Agreement, where CLIENT itself or any of the CLIENT's agents, employees, representatives or customers allows or causes other third parties or affiliates to use, study, or implement any part or all of the Services, the TELUPAY Confidential Information, the TELUPAY System and/or any licensed technology, without the proper use, rights and/or license agreement and without the written consent of SERVICE PROVIDER, CLIENT shall be considered to have materially breached this Agreement. In the event of such material breach, SERVICE PROVIDER shall have the absolute right and full discretion to immediately, without need of any notice, stop and terminate the useability, use and/or access by such unauthorized third parties and/or to immediately rescind this Agreement upon written notice sent to CLIENT without need of any court intervention. SERVICE PROVIDER shall not be liable to CLIENT or to its affiliates, officers, employees, customers or any third party for any damages that may result from the exercise of the said right. Additionally in the said situation, the CLIENT hereby constitutes, designates and appoints the SERVICE PROVIDER, its representatives, delegates or assigns, as its attorney-in-fact and the SERVICE PROVIDER as such attorney-in-fact shall have the right with full power and authority to undertake any and all actions necessary to prevent any further unauthorized use of the Services and/or the unauthorized disclosure of the TELUPAY Confidential Information and the CLIENT is deemed to have waived any objection, and further acknowledges and agrees that the SERVICE PROVIDER is entitled to an injunctive relief from the proper court of jurisdiction to restrain the CLIENT and/or the unauthorized user from further implementing or using the TELUPAY System or the TELUPAY Confidential Information.

16.5.     Ownership of TELUPAY System. Regardless of where the same may be stored, installed or kept, the TELUPAY System is and will remain the property of SERVICE PROVIDER and/or its licensor, Telupay (M.E) FZE.

16.6     Retention of Ownership. All Intellectual Property Rights in and to all or part of the TELUPAY Confidential Information and/or the TELUPAY System shall be and remain the property of SERVICE PROVIDER and/or its licensor/s, and the CLIENT shall have no rights or interest therein and all other technology, Services, or know-how that SERVICE PROVIDER owns and/or operates other than the rights granted to the CLIENT under this Agreement. SERVICE PROVIDER retains all rights, title and interest in and to the Services, the TELUPAY Confidential Information, the TELUPAY System and all other technology, services, or know-how that SERVICE PROVIDER owns and/or operates in connection with the Services and/or that are trade secrets or proprietary information of SERVICE PROVIDER and/or its licensors, members or affiliates or are otherwise owned or licensed by SERVICE PROVIDER.

16.7      Regulatory permits. CLIENT shall undertake to secure business or government regulatory licenses, permits, consents and approvals that are necessary, or considered appropriate and advisable, for the provision of the Services and/or the installation, operation, implementation, maintenance, cessation and/or removal of the TELUPAY System.

16.8      Non-Competition clause. CLIENT shall not be concerned or interested either directly or indirectly in the development, manufacture, sale, distribution, dealership, promotion or marketing of any technology or services which compete with or are similar to the TELUPAY System, TELUPAY Mobile Banking Solution, TELUPAY Mobile Banking Services, TELUPAY Software, TELUPAY Documentation, and/or any licensed technology and/or any mobile or internet banking services provided by SERVICE PROVIDER during the lifetime of this Agreement and/or any renewal or extension thereof.

17.     Termination for Cause.

17.1     Default. Notwithstanding any other provision of this Agreement to the contrary, in the event of any material breach of this Agreement (which shall include the material inaccuracy of any representation or warranty) by either Party, the other Party may terminate this Agreement thirty (30) days after providing written notice thereof to the breaching Party, if the breaching Party does not cure the identified breach within such thirty (30) day period, or hold the defaulting party liable for damages and/or seek to strictly enforce the terms of this Agreement.

In the alternative and in the event of a duly established technical failure of the TELUPAY Software, which technical failure amounts to a Severity One level, as defined under the Service Level Agreement, and which technical failure likewise remains unresolved within the 30-day curative period provided in this Section, the CLIENT may, upon full payment to TELUPAY (M.E) of the License Fee of FIVE MILLION PESOS (Php5,000,000.00), acquire a perpetual, non-exclusive, non-transferable, and limited license to use and modify the TELUPAY Software for the exclusive purposes of undertaking the necessary corrective actions on the TELUPAY Software and of using the TELUPAY Software. The grant of such limited license shall not confer any rights of ownership over the TELUPAY Software and/or any part of its source or object code in favor of the CLIENT. Upon its acquisition of such limited license, the CLIENT shall have the right to renegotiate the commercial terms of this Agreement pursuant to Section 8.4 hereof. By acquiring the limited license provided in this Section, this Agreement shall continue and be deemed amended to the extent of such limited license and any renegotiated commercial terms duly agreed upon in writing by the Parties.

No technical failure shall be recognized as a technical failure of the TELUPAY Software or the TELUPAY Mobile Banking Solution if such failure is caused in whole or in part by CLIENT or third-party supplied hardware, software, and/or third party services, or when CLIENT fails to comply with its obligations under Clause 9.1 or when the Equipment fails to meet the Recommended System Requirements.

17.2     Insolvency. If either Party becomes insolvent in that its liabilities exceed its assets, or is adjudicated insolvent, or takes advantage of or is subject to any insolvency or bankruptcy proceeding, or makes an assignment for the benefit of creditors or is subject to receivership, conservatorship, or liquidation, then the other Party may immediately terminate this Agreement.

17.3     Validity Affected. The Agreement shall be terminated with immediate effect if the Agreement or any of the Services covered hereunder becomes illegal, prohibited or prohibitively restricted by operation of law or regulatory instruction.

17.4      Effects of Termination.

17.4.1     Cease and desist to use. Immediately upon the termination and/or cessation of this Agreement, the CLIENT shall, without need of notice or demand, cease and desist from deploying, availing, implementing, using or operating the Services and/or the TELUPAY System.

17.4.2     Return of embodiments or records of the TELUPAY System. Within a period of not more than Thirty (30) calendar days counted from the date of termination and/or cessation of this Agreement, the CLIENT shall, without need of notice or demand, return all embodiments or records of the Services and/or the TELUPAY System in the possession of the CLIENT and/or its privies to the SERVICE PROVIDER. Within the same period and without need of notice or demand, the CLIENT shall immediately return all copies of the TELUPAY System to SERVICE PROVIDER, including, without limitation, the TELUPAY Documentation and the TELUPAY Software, and/or destroy all such copies to the reasonable satisfaction of SERVICE PROVIDER; Provided, that SERVICE PROVIDER shall be allowed to monitor, supervise, and inspect the destruction of such copies.

17.4.3      Smooth and orderly procedure. The process of termination in this Agreement shall proceed in a smooth and orderly manner.

18.    Subcontractors.

Any subcontractor used by either Party must comply with the terms and conditions of this Agreement, and with the provisions on confidentiality and proprietary assets. The Party subcontracting shall be liable for any and all acts and omissions of each of its permitted subcontractors to the same extent as if such Party had engaged in such act or omission directly.

19.     Representations and Warranties.

19.1     Mutual Representations and Other Warranties. Each Party represents and warrants to the other that as of the Effective Date of this Agreement and throughout the Term and any renewal term:

19.1.1     it is duly organized, validly existing and in good standing under the laws of the Republic of the Philippines;

19.1.2     it has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and, whenever any specific approval under the exchange regulations are required, permission may be sought in due course, and that the SERVICE PROVIDER has sufficient right, authority, and/or license from TELUPAY M.E. FZE and/or the owner/licensor of the TELUPAY Software to use the TELUPAY Software in providing the TELUPAY Mobile Banking Solution and/or the Services to the CLIENT.

19.1.3     the execution, delivery and performance of this Agreement has been duly authorized and approved by all necessary corporate authorities;

19.1.4     the execution, delivery and performance of this Agreement are not in conflict with and do not violate the terms of its articles of incorporation, by-laws, charter, or applicable law, and shall not result in a breach of or default under any other agreement to which it is a party;

19.1.5     there are no proceedings or investigations pending or, to the best of its knowledge, threatened against it, (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by it pursuant to this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of it, would materially and adversely affect the performance of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, or (v) that would have a materially adverse financial effect on it or its operations if resolved adversely to it; and

19.1.6     no consent, approval, license or authorization from any third party, including any state or federal agency, is required in connection with the execution, delivery, and performance of this Agreement by such Party, (and wherever, any specific approval under the exchange regulations are required permission may be sought in due course) except such as have been obtained prior to the Effective Date and are and will remain in full force and effect.

20.     Audits and Regulatory Matters.

20.1     Financial Audits. To ensure compliance with the terms of this Agreement, during the Term and renewal term, each Party shall have the right, at its own expense, to direct an independent certified public accounting firm to inspect and audit the books and records of the other which are directly relevant to this Agreement; provided, however, that: (i) the auditing Party provides thirty (30) days written notice prior to such audit or inspection; (ii) any such inspection and audit shall be conducted during regular business hours in such a manner as not to interfere with normal business activities; (iii) in no event shall audits be made more frequently than once per calendar year; (iv) in the event that any audit shall reveal an underpayment of the amounts due under this Agreement for any calendar quarter, then the audited Party shall promptly reimburse the other for the amount of such underpayment; and (v) such independent certified public accounting firm agrees to be bound by the audited Party's then standard non-disclosure agreement.

20.2     Regulatory Examination. The Parties shall cooperate with any examination to be conducted by a regulatory body or agency, including by providing such body or agency with access entitled to under applicable law.

20.3     Regulatory Filings. Each Party hereto shall be solely responsible for making all respective regulatory filings required in the operation of its business, and shall cooperate with the other Party with respect to such filings. To the extent permitted by applicable law, each Party shall promptly notify the other Party if it becomes aware of a criticism related to the Services by any regulatory agency with authority over such Party or the Offer. Each Party shall provide reasonable assistance to the other Party in regulatory filings required to be made.

21.     Miscellaneous.

21.1     Assignment. Neither Party will have the right to assign or transfer this Agreement to another Person (except to the assignment by either Party to an affiliate, of which the assigning party must promptly inform the other) without the prior written consent of the other Party, which consent shall not be unreasonably withheld. In no event shall such assignment adversely affect the continued operation of this Agreement by the Parties and/or their respective assignees.

21.2     Amendment. This Agreement as well as its Schedules cannot be amended except upon written agreement duly signed by all Parties hereto.

21.3     Compliance with Applicable Law. Each Party shall be responsible for compliance with all applicable laws with respect to their respective activities and undertakings related to this Agreement. Each Party shall promptly notify the other Party of any change in applicable law that it believes affects the Services and/or this Agreement.

21.4     No Waiver. Neither Party shall be deemed to have waived any of its rights or remedies under this Agreement unless such waiver is in writing and is signed by the Party alleged to have waived.

21.5     Survival. The obligations contained in Sections 4, 14, 15 and 16, inclusive of all subsections and subsumed provisions, shall survive the termination and/or cessation of this Agreement as well any renewal or extension thereof.

21.6     Continuity of Services. To help ensure uninterrupted provision of the Services in the event that the SERVICE PROVIDER is unable or legally incapacitated to provide the same, SERVICE PROVIDER shall on a best efforts basis endeavor to cause its licensor and/or its affiliates or duly authorized representatives ("Affiliates") to provide or cause the provision of the Services under the same commercial terms and conditions prevailing at the time prior to such inability or legal incapacity on the part of the SERVICE PROVIDER.

Furthermore, the Parties shall execute a software escrow agreement for the TELUPAY Software, which agreement shall be in a form substantially identical to the draft software escrow agreement attached herewith as Schedule "C". For this purpose, the Parties shall, on a best commercial efforts basis, execute such software escrow agreement with an escrow agent jointly appointed by the Parties for this purpose not later than fourteen (14) calendar days after the Effective Date. In the event that the Service Agreement is terminated by reason of the non-renewal thereof or material breach on the part of the CLIENT, the software escrow agreement shall be terminated and the materials placed in escrow shall be released in favor of the SERVICE PROVIDER.

21.7     Severability. If any part of this Agreement shall for any reason be found or held invalid, illegal, or unenforceable by any court or governmental agent of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of this Agreement which shall survive and be construed as if such invalid or unenforceable part had not been contained herein.

21.8     Entire Agreement. This Agreement and its Schedules contains the entire agreement of the Parties and supersedes all prior discussions and agreements with respect to the matters covered herein.

21.9     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.10     Force Majeure. Neither Party shall be liable for damages and costs to the other Party arising out of delays or failures to perform its obligations under this Agreement if such delays or failures result from any act of God, riot, war, civil unrest, flood, earthquake, or other cause beyond such party's reasonable control (including any mechanical, electronic, or communications failure, but excluding failure caused by a Party's financial condition or negligence). Notice of any such delays or failures and explanation of their causes must be given to the other within five (5) days of the occurrence. No Party shall be relieved of its obligations hereunder if its failure of performance is due to removable or remedial causes which such Party fails to remove or remedy using commercially reasonable efforts within a reasonable time period.

21.11     Independent Contractors. The Parties agree that they are independent contractors and are not engaged in a joint venture, partnership, or agency relationship.

21.12     Right of Consent or Approval. Wherever in this Agreement the consent or approval or agreement of any or all of the Parties is contemplated or required, unless expressly provided otherwise in this Agreement, such consent, approval or agreement shall not be unreasonably withheld, conditioned or delayed.

21.13 Notices.

All communications required under this Agreement shall be in writing and shall be delivered by hand, by facsimile, or mailed by overnight courier or by registered mail or certified mail, postage prepaid to the following address, or to such other address as the Party may have furnished beforehand in writing:

If to the CLIENT:

METROPOLITAN BANK & TRUST COMPANY

Address: Metrobank Plaza, Senator Gil Puyat Avenue
Fax: 817-7288

For the attention of: Mr. Richard S. So

If to the SERVICE PROVIDER:

TELUPAY (PHILIPPINES) INC.

Address: 6th Floor King's Court 2 Building, 2129 Chino Roces Street corner dela Rosa Street, Makati City, Philippines 1230
Fax No. ___________
For the attention of: Mr. Jose Luis Romero-Salas/Ms. Rosarito Deferia Carrillo

Any notice so addressed shall be deemed to be given: if delivered by hand or by facsimile, on the date of such delivery or if not a Business Day on the next succeeding Business Day; if sent by pre-paid, next day courier service, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

22.     Accuracy of Information. Each Party to this agreement accepts sole responsibility for the accuracy of the data transmitted to the other.

23.     Governing law and arbitration. This Agreement shall be governed by Philippine laws. Any and all disputes arising from or relating to the interpretation, implementation, operation, maintenance, and/or termination of this Agreement shall be exclusively submitted for arbitration to be administered by the Philippine Dispute Resolution Center, Inc. (PDRCI) in accordance with its appropriate rules. Without prejudice to the foregoing, the venue of any and all actions arising from or relating to this Agreement shall be the proper judicial courts of the Republic of the Philippines.

24.     Effectivity - This Agreement shall take effect on Effective Date or retroactively on the date of actual commercial launch of the Services, whichever comes earlier, and shall remain valid and binding until terminated or revoked in accordance with the pertinent provisions hereof.

IN WITNESS WHEREOF, each of the Parties, by its representative, has executed this Agreement as of the Effective Date.

METROPOLITAN BANK &                             TELUPAY
TRUST COMPANY                                       (PHILIPPINES) INC.
Client                                                                 Service Provider

By: _/s/ Adrian F. Villanueva__________      By: _/s/ Jose Luis Romero-Salas_________
Name:Adrian F. Villanueva                             Name:    Jose Luis Romero-Salas
Title: Senior Vice President                             Title:     President

By: _/s/ Nonato P. Arboleda__________        By: _/s/ Rosarito Deferia Carrillo________
Name:   Nonato P. Arobleda                             Name:   Rosarito Deferia Carrillo
Title: Deputy Group Head                              Title:   Director

With our Written Conformity:

TELUPAY (M.E) FZE

By: _/s/ Adrian Crawford Ansell___________
Name:  Adrian Crawford Ansell
Title   Director

Signed in the presence of:

_/s/ Mary Anne Amador______________ __/s/ Karla Nacion__________________

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)

) SS.

BEFORE ME, a duly authorized notary public for and in the above-named jurisdiction, personally appeared on this 13th day of December, 2010, the following, who are personally known to me and/or identified through competent evidence of identity and with community tax certificate/s, to wit

:

Name	CTC No.	Date/Place Issued	Competent Evidence of Identity (Type of I.D./ I.D. No.)	Issued on/ Valid Until
TELUPAY (PHILIPPINES) INC.
TELUPAY (M.E) FZE
METROPOLITAN BANK TRUST COMPANY

known to me and to me known to be the same persons who executed the foregoing Service Provider Agreement and who acknowledged to me that the same is their free and voluntary act and deed and of the corporations they represent.

WITNESS MY HAND AND SEAL ___________ on________ at______ ___________.

Doc. No. ____;
Page No.____ ;
Book No.____;
Series of 2010.

ANNEX A

TRANSACTION SERVICES AND FEES

1.     On Service Transaction Fees Collected by CLIENT

a.     Customer Service Transaction Fees. For each and every successful transaction service, the CLIENT shall charge and collect from each customer a service fee of One (P1.00) Philippine Peso minimum Gross Transaction Fee enumerated in TABLE A.

TABLE A

NATURE OF TRANSACTION	GROSS TRANSACTION FEE
Balance Inquiry	P 1.00
Fund Transfer (From Own Account to Other Account of Same Account Holder)	P 1.00
Buy Airtime Load (For Own Phone and Other Phone/s)	P 1.00
Bills Payment	P 1.00
Transaction History	P 1.00
Change Mobile PIN	P 1.00
Account Update (Own Account)	P 1.00

b.     Third Party Vendor Service Transaction Fees. For each and every successful individual collection and/or payment transaction service for certain third party vendors, the CLIENT shall charge and collect a specific service fee, except for indicated exemptions, all as stated in TABLE B.

TABLE B

THIRD PARTY VENDOR	GROSS TRANSACTION FEE
1. Philippine Charter	WAIVED
2. Central CATV	P 7.00
3. Pacific Internet	P 7.00
4. Liberty Broadcasting Network	P 7.00
1. University of Sto. Tomas	WAIVED
2. Essilor Phils - Luzon	WAIVED
3. Essilor Phils - Visayas	WAIVED
4. Essilor Phils - Mindanao	WAIVED
5. Metrobank Credit Card	P 3.40
6. Standard Chartered	P 12.00
7. Citibank Credit Card	P 8.50
8. Smart Communications	P 7.00
9. HSBC Credit Card	P 12.00
10. Security Diners Club	P 12.00
11. Sun Cellular	P 5.00
12. Maynilad	P 7.00
13. Manila Water	P 5.00
14. Citiseconline.com	P 7.00
15. St. Paul College Pasig	P 7.00
16. Tomsoltech (airtime aggregator) a. Globe Load b. Smart Load c. Sun Load	12% of load 10.5% of load 13% of load

2.     On Service Transaction Fees Paid by CLIENT to SERVICE PROVIDER

a.     Telupay Service Transaction Fee. For every successful customer transaction service provided by the SERVICE PROVIDER to the CLIENT specifically enumerated in Table C, the CLIENT shall pay the SERVICE PROVIDER the amount of TEN (10) centavos (PHP0.10) every 25th day of the month covering the successful transactions processed the previous month. Remaining balance of the Customer Service Transaction Fees collected by CLIENT from its customers shall cover hardware, marketing, installation and support service costs as defined and provided for in 8.10 of this Agreement.

TABLE C

NATURE OF TRANSACTION	SERVICE FEE
Balance Inquiry	P 0.10
Fund Transfer (From Own Account to Other Account of Same Account Holder)	P 0.10
Buy Airtime Load (For Own Phone and Other Phone/s)	P 0.10
Bills Payment	P 0.10
Transaction History	P 0.10
Change Mobile PIN	P 0.10
Account Update (Own Account)	P 0.10

b.     Telupay Third Party Vendor Service Transaction Fee. For every successful Third Party Vendor transaction service provided, CLIENT shall pay the SERVICE PROVIDER the aggregated Third Party Vendor Service Transaction Fees incurred every quarter in an amount not less than FORTY-FIVE PERCENTUM (45%) net of all hardware, marketing, installation and support service costs as defined and provided for in 8.10 of this Agreement.

c.    Accounting and Settlement. The CLIENT and the SERVICE PROVIDER shall, on a best commercial efforts basis, agree on the final accounting and settlement process which reconciles and balances costs and recoveries by both CLIENT and SERVICE PROVIDER to be adopted for the CLIENT'S payment of the Telupay Service Transaction Fees and Third Party Vendor Service Transaction Fees to the SERVICE PROVIDER.

d.     Change in Service Fee and Other Charges. In case of any increase in the service transaction fees or rates charged and collected by the CLIENT from any users, account holders or customers of the CLIENT or any other persons or entities through the CLIENT for the delivery of the Telupay Mobile Banking Services, the Parties agree to the same proportional increase in the service transaction fees or rates payable to the SERVICE PROVIDER unless otherwise agreed upon by the Parties in writing;

e.     Others.

i.     The SERVICE PROVIDER's Service Customer Transaction Service Fees and Third Party Vendor Transaction Service Fees (the "Gross Service Fees") under this Agreement shall be deemed inclusive of any value added taxes (VAT). Nothing herein shall be construed nor interpreted to hold SERVICE PROVIDER liable for any VAT beyond that assessed for the Gross Service Fees.

ii.     For avoidance of doubt, the parties agree that the anniversary date of the commercial launch of the Telupay Mobile Banking Services shall be reckoned from 10 September, 2010.

ANNEX B

RECOMMENDED SYSTEM REQUIREMENTS

GSM Modem Q
Test SIM: 0917-5882107
USB
SMS Gateway Q
Win OS
Linux OS
Midlet Server Q
Win OS
122.49.213.36
TCP: 443
Smart Communications
Mobile Banking Engine
IP: ?
GSM Modem 2
Backup (No SIM)
USB
SMS Gateway 2
Midlet Server
(Cold Standby)
Win OS
IP: ?
TCP: 443, 445
Linux OS (VM)
IP: ?
TCP: 13013
GSM Modem 1
Prod SIM: 0917-8516282
USB
SMS Gateway 1
Midlet Server
Win OS
IP: ?
TCP: 443, 445
Linux OS (VM)
IP: ?
TCP: 13013
Core Switch
Host
Mainframe
10.8.1.1
TCP: 1485
QSPAN
202.71.186.58
124.107.15.47
HTTPS
ISO 8583
VPN
VPN
HTTPS
External FW
Switch
VPN
HTTPS
Internal FW
Switch
MBS Switch 1
CM/LB1
Storage1
App/DB1
+ HSM
Backup/Media
+ LT04 Tape Drive
Linux OS
IP: ?
HTTPS
eLoad Vendor
222.126.121.146
NTP
HTTPS
Globe Telecom
txtConnect
203.177.154.169
NBBS-SMSGW1
(PC) WinXP OS
172.27.19.2
TCP: 443, 445
Linux OS (VM)
172.27.19.5
TCP: 13013
USB
GSM Modem 1
Prod SIM: 0917-8516282
App/DB/Storage
(Blade)
Linux OS
172.27.19.34
TCP: 443, 445, 80
SMTP
Exchange
172.27.20.10
TCP: 25
MBS Switch 2
Cluster Manager / Load Balancer 2
Linux OS
IP: ?
Cluster Storage Node 2
Linux OS
IP: ?
Application / Database API 2
+ HSM
Linux OS
mySQL
IP: ?
NTP Server
HTTPS
PROD
PROD
UAT
UAT
VPN
VPN
UAT FW
Switch
VPN
App/DB/Storage UAT
+ HSM
Linux OS
172.16.99.6
TCP: 443, 445, 80
ISO 8583
Smart Communications
Mobile Banking Engine UAT
IP: ?
MBS Backup
Win OS
172.16.3.131
Nagios Monitoring PC
Linux OS
172.16.3.55
Host Test
Mainframe
172.16.253.69
TCP: 2485, 3485, 4485
UAT
UAT
BRC
BRC
Globe Telecom
txtConnect
203.177.154.169
HTTPS
HTTPS
BCP FW
Switch
App/DB/Storage BRC
+ Optional HSM
Linux OS
IP: ?
ISO 8583
HTTPS
Smart Communications
Mobile Banking Engine
IP: ?
USB
GSM Modem BRC
Mobile#: ?
SMS Gateway BRC
Midlet Server
Win OS
IP: ?
TCP: 443, 445
Linux OS (VM)
IP: ?
TCP: 13013

Hardware Inventory Count (for FF&E Request)

Hardware	Test	Production	BRC
Application / Database API Server (DL 180)	-	2	-
MySQL Cluster Storage Node (DL 160)	-	2	-
Cluster Manager / Load Balancer (DL 120)	-	2	-
Backup / Media Server (ML 110)	-	1	-
Switches (Cisco CE 500G)	-	2	1
App / DB / Storage BRC Server (ML 150)	-	-	1
Midlet / SMS Gateway Server* (DL 120)	-	2	1
Hardware Security Module (HSM)	1	2	1
GSM Modem**	1	1	1

* The SMS GW provided by Globe (currently used in production) will be reused as Test

** 1 GSM Modem for production has already been purchased, 2 are required
Hardware (Rack Type Servers)	Units
	Prod	BRC	Total
DL 180	2	-	2
DL 160	2	-	2
DL 120	4	1	5
ML 110	1	-	1
ML 150	-	1	1
Cisco CE 500G	2	1	3
Total	11	3	14

    Application/Database API Server

    Hardware:

    HP ProLiant DL180 G6 Server
    Quad-Core Intel    (R) Xeon(R) Processor L5520 (2.26GHz, 8M Cache, 60 Watts, 1066MHz)
    HP 4GB PC3-10600E 2x2GB 2Rank Memory
    RHEL 1-2 Sockets; No Media; 1 YR Subscription, 9x5 HP Software Telephone Support included; not preinstalled
    HP Embedded SATA Controller
    HP 4-Bay Drive Cage
    HP 146GB Hot Plug 3.5 SAS 15,000rpm Dual Port Hard Drive
    HP 146GB Hot Plug 3.5 SAS 15,000rpm Dual Port Hard Drive
    RAID 1 drive set (requires matching 2 hard drives)
    HP Slim 12.7mm SATA DVD Optical Drive
    Embedded HP NC362i Integrated Dual Port Gigabit Server Adapter
    HP 460W HE 12V Hotplug AC Power Supply
    +1 Additional Gigabit NIC (HP NC112T PCIe Gigabit Server Adapter - Low Profile)

    Software:

    RHEL 1-2 Sockets; No Media; 1 YR Subscription, 9x5 HP Software Telephone Support included; not preinstalled
    Host IPS SW for Linux
    MySQL Enterprise License Basic - for Clustering

    MySQL Cluster Storage Node

    Hardware:

    HP ProLiant DL160 G6 Non-Hot Plug SATA Server
    Quad-Core Intel    (R) Xeon(R) Processor E5520 (2.26GHz, 8M Cache, 80 Watts, 1066MHz)
    HP 12GB PC3-10600E 6x2GB 2Rank Memory
    HP Embedded SATA RAID Controller
    HP 250GB 3G SATA Non-Hot Plug 7,200rpm 3.5 inch MDL Hard Drive (1-year warranty)
    HP 250GB 3G SATA Non-Hot Plug 7,200rpm 3.5 inch MDL Hard Drive (1-year warranty)
    HP 9.5mm SATA DVD ROM Drive
    Embedded HP NC362i Integrated Dual Port Gigabit Server Adapter
    HP 500W Non-Hot Plug Power Supply

    Software:

    RHEL 1-2 Sockets; No Media; 1 YR Subscription, 9x5 HP Software Telephone Support included; not preinstalled
    Host IPS SW for Linux
    MySQL Enterprise License Basic - for Clustering

    Cluster Manager/ Load Balancer

    Hardware:

    HP ProLiant DL120 G5 Server
    Dual-Core Intel    (R) Xeon(R) processor E3110 (3.0GHz, 6MB L2 cache, 1333MHz FSB)
    HP 2GB Unbuffered ECC PC2-6400 DDR 1x2GB Memory
    HP Embedded SATA Controller
    HP 160GB 3G SATA Non-Hot Plug 7,200rpm 3.5" ETY Hard Drive (1-year warranty)
    HP NC110T PCIe Gigabit Server Adapter - Low Profile
    Embedded HP NC105i Gigabit Server Adapter
    HP Slim 12.7mm SATA DVD Optical Drive

    Software:

    RHEL 1-2 Sockets; No Media; 1 YR Subscription, 9x5 HP Software Telephone Support included; not preinstalled
    Host IPS SW for Linux

    MySQL Enterprise License Basic - for Clustering

    Backup/ Media Server

Hardware:

HP ProLiant ML110 G5 Server
Single-Core Intel(R) L Processor 440 (2.00GHz/512K)
HP 2GB Unbuffered ECC PC2-6400 DDR 2x1GB Memory
HP Embedded 4 Port SATA Controller (does not support factory integrated RAID)
HP 160GB 3G SATA Non-Hot Plug 7,200rpm 3.5" ETY Hard Drive (1-year warranty)
HP 16X Half-Height SATA DVD-ROM Optical Drive
HP LTO4 ULTRIUM 1760 SCSI Internal Tape Drive
Embedded NC105i PCIe Gigabit Server Adapter
3 LTO4 Tapes (800GB Capacity)

Software:

RHEL 1-2 Sockets; No Media; 1 YR Subscription, 9x5 HP Software Telephone Support included; not preinstalled

BCP Server

Hardware:

HP ProLiant ML150 G6 Non-Hot Plug Server
Quad-Core Intel(R) Xeon(R) Processor E5520 (2.26GHz, 8M Cache, 80 Watts, 1066MHz)
HP 12GB PC3-10600E 6x2GB 2Rank Memory
HP Embedded 4 Port SATA Controller
HP 146GB Non-Hot Plug 3.5 SAS 15,000rpm Dual Port Hard Drive
HP 16X Half-Height SATA DVD-ROM Optical Drive
Embedded HP NC107i PCI-Express Gigabit Server Adapter
HP 460W Non-Hot Plug Power Supply

Software:

RHEL 1-2 Sockets; No Media; 1 YR Subscription, 9x5 HP Software Telephone Support included; not preinstalled

Host IPS SW for Linux

SMS Gateway Servers

Hardware:

HP ProLiant DL120 G6 Server
Intel(R) Core(TM) Processor i3-540 (3.06GHz, 73W, 4MB, 1333 HT)
HP 8GB PC3-10600E 4x2GB 2Rank Memory
HP Embedded SATA Controller
HP 250GB 3G SATA Non-Hot Plug 7,200rpm 3.5 inch MDL Hard Drive (1-year warranty)
2 Embedded HP NC107i Single Port Gigabit NICs
HP 9.5mm SATA DVD ROM Drive
HP 400W NHP Power Supply
HP LO 100i Integrated

Software:

Windows 2003 Server - Standard Edition SP2

Host IPS SW for Windows

Hardware Security Module (HSM)

Hardware:

Thales nCipher nShield PCI-e 500e

Switches

Hardware:

S-CE500G-12TC - Cisco Catalyst Express 500G-12TC - switch - 12 ports

GSM Modems

Hardware:

Itegno 3800

Annex C

SOFTWARE ESCROW AGREEMENT

KNOW ALL MEN BY THESE PRESENTS:

This SOFTWARE ESCROW AGREEMENT (the "Agreement") is executed this 13th day of December, 2010 (the "Effective Date"), in Makati City, Metro Manila, by and between:

METROPOLITAN BANK & TRUST COMPANY (METROBANK), a public corporation organized and existing under the laws of Philippines, and having its principal place of business at Metrobank Plaza, Sen Gil Puyat Avenue, 1200 Makati City, Philippines (hereinafter referred to as "METROBANK");

TELUPAY (M.E) FZE, a corporation organized and existing under the laws of the United Arab Emirates and with postal address at PO Box 50515, HFZ - Sharjah, U.A.E. (hereinafter referred to as "TELUPAY (M.E)");

TELUPAY (PHILIPPINES) INC., a corporation organized and existing under the laws of the Philippines and having its principal place of business at 6th Floor King's Court 2 Building, 2129 Chino Roces Street corner dela Rosa Street, Makati City, Philippines 1230 (hereinafter referred to as the "TELUPAY (PHIL.)");

- AND -

Gimenez Mayuga Gatmaitan and Associates, a corporation duly organized and existing under the laws of Philippines, and having its principal place of business at Suite 2311, CItyland 10, Tower 2, H.V. Dela Costa St. Salcedo Village, Makati City , Metro Manila, Philippines (hereinafter referred to as "ESCROW AGENT").

- RECITALS -

WHEREAS, TELUPAY M.E)'s licensee and Philippine affiliate, TELUPAY (PHIL.), has entered into a Service Provider Agreement dated ________________ (the "Service Provider Agreement") with METROBANK for the provision of mobile banking services (the "Services") through the use of the proprietary Mobile Banking Solution software (the "Software") licensed by TELUPAY (M.E) to TELUPAY (PHIL.);

WHEREAS FURTHER, TELUPAY (M.E) wishes to protect the confidentiality of the Software while providing METROBANK with access to the Software in the event that certain circumstances described in this Agreement occur; and,

WHEREAS FINALLY, TELUPAY (M.E) agrees to deposit in escrow the source and object code for such Software with the ESCROW AGENT in accordance with the terms and conditions of this Agreement;

NOW THEREFORE, for and in consideration of the foregoing premises, mutual covenants and agreements herein, the Parties hereby agree as follows:

1.     Appointment of ESCROW AGENT and Escrow Fees

(a)   TELUPAY (M.E) and METROBANK hereby appoint the ESCROW AGENT to hold in escrow the Materials as defined herein in accordance with the terms and conditions of this Agreement and the ESCROW AGENT agrees to act in such capacity.

(b)    In consideration for the services to be performed hereunder, TELUPAY (M.E) shall pay to the ESCROW AGENT a monthly escrow fee of SEVEN THOUSAND PESOS (PhP 7,000.00), Philippine Currency, which monthly escrow fee shall be reimbursed by TELUPAY (M.E) from TELUPAY (PHILIPPINES), INC. and METROBANK and in the event of failure to pay the said escrow fee by TELUPAY (M.E.), may be directly paid by METROBANK to the ESCROW AGENT, subject to reimbursement of a one-half portion thereof from TELUPAY (PHILIPPINES) INC. In the event of non-payment of escrow fees, ESCROW AGENT shall notify TELUPAY (M.E.) and METROBANK in writing of such default. If after the lapse of sixty (60) days from TELUPAY (M.E.) and/or METROBANK's receipt of the default notice, all due arrearages on the escrow fees remain unpaid, ESCROW AGENT shall have the right, without need of further notice and without any liability to any party whatsoever, to terminate this Agreement and destroy the Materials or, at the request of the TELUPAY (M.E), release and deliver the Materials to TELUPAY (M.E) or its duly authorized representative in the Philippines.

2.     Term of this Agreement

The term of this Agreement shall commence on the date of this Agreement and shall continue in full force and effect so long as the Service Provider Agreement remains in full force and effect, unless this Agreement is terminated as hereinafter set out.

3.   Materials Deposited in Escrow

TELUPAY (M.E) agrees to deposit with the ESCROW AGENT one (1) copy of the source and object code of the Software, duly recorded in machine-readable optical media (collectively, the "Materials").

4.   Modifications to Materials to be Deposited

TELUPAY (M.E) may, from time to time, and with the prior written consent of METROBANK update, improve or modify the Materials used by METROBANK in connection with the Services. TELUPAY (M.E) agrees and undertakes to deposit or cause to be deposited with the ESCROW AGENT, at the time such updates, improvements or modifications are made, one copy of such modified Materials, which shall be deemed part of the Materials deposited in escrow under this Agreement. However, such updates, improvements or modifications shall not cover any substantially new or rewritten version of the Software, which shall be considered new software that are not covered by the Materials.

5.     Release and Delivery of Materials by ESCROW AGENT

A. The occurrence of any of the following events ("Release Events") shall entitle METROBANK to a release and delivery of the Materials held in escrow by the ESCROW AGENT:

(i) TELUPAY (PHIL.) and its affiliate/s cease to carry on business;

(ii) TELUPAY (PHIL.) and its affiliate/s business operation(s) becomes bankrupt, insolvent, subject of receivership or in state of closure with finality where liquidation and dissolution is taking place, but not to cover restructuring;

(iii) METROBANK has duly exercised its right to acquire a license to the Software pursuant to Section 17.1 of the Service Provider Agreement.

B. The occurrence of any of the following events ("Release Events") shall entitle TELUPAY (M.E.) to a release and delivery of the Materials held in escrow by the ESCROW AGENT:

(i) METROBANK ceases to carry on business;

(ii) METROBANK becomes bankrupt, insolvent, subject of receivership or in state of closure with finality where liquidation and dissolution is taking place, but not to cover restructuring;

(iii) Upon termination of the Service Provider Agreement upon mutual agreement of the parties or non-renewal thereof.

6.    Notice of Release Event

A. Upon the occurrence of any of the Release Events under Clause 5 (A) hereof, METROBANK shall give written notice to the ESCROW AGENT, TELUPAY (PHIL.), and TELUPAY (M.E), specifying the Release Event in question, together with its sole written instruction for the release of the Materials to METROBANK. The ESCROW AGENT shall, without the need to verify whether such event of default being enforced is in accordance with the Service Provider Agreement, release and deliver the Materials held in escrow to METROBANK, not earlier than thirty (30) days from receipt of proof of actual service upon TELUPAY (M.E) and TELUPAY (PHIL.) of said notice. Nothing herein shall authorize the ESCROW AGENT to turn over physical possession of all or part of the Materials without presentation by METROBANK of the corresponding receipt from TELUPAY (M.E) evidencing full and unconditional payment of the License Fee provided in this Agreement.

B. Upon the occurrence of any of the Release Events under Clause 5 (B) hereof, TELUPAY (M.E) and/or TELUPAY (PHIL.) shall give written notice to the ESCROW AGENT and METROBANK specifying the Release Event in question, together with: (1) its sole written instruction for the release of the Materials to TELUPAY (M.E) for events under Clause 5 (B) (i), (ii) and (iii); or (2) the joint written instructions of the parties hereto for the release of the Materials to TELUPAY (M.E.) for the events under Clause 5 (B) (iv).

The ESCROW AGENT shall, without the need to verify whether such termination or event of default being enforced is in accordance with the Service Provider Agreement, release and deliver the Materials held in escrow to TELUPAY (M.E), not earlier than thirty (30) days from receipt of proof of actual service upon METROBANK of said notice.

If a party wishes to refute the occurrence of the Release Event as notified by the other party, it shall give notice to the ESCROW AGENT and seek legal reliefs from the appropriate court prior to the expiry of the thirty (30)-day period.

7.   Limited License

In the event of a duly established technical failure of the TELUPAY Software which technical failure amounts to a Severity One Level, as defined under the Service Level Agreement, and which technical failure likewise remains unresolved within the 30-day curative period provided under the Service Provider Agreement and METROBANK obtains from TELUPAY (M.E) a perpetual, non-exclusive, non-transferable, multi-user, limited license (the "License") to use the Software and/or the Materials upon full payment to TELUPAY (M.E) and/or its duly authorized representative or receiver of the amount of FIVE MILLION PESOS, Philippine currency (Php5,000,000.00), as and by way of software licensing fees (the "License Fee"), as provided in Section 17.1, paragraph 2 of the Service Provider Agreement, the ESCROW AGENT shall release the Materials to METROBANK. Nothing in this Agreement shall be construed or interpreted to grant METROBANK any right to seek the release and delivery of the Materials held in escrow without its full payment of the License Fee in accordance with this Section.

8.    Termination

This Agreement shall remain valid and in effect while the Service Provider Agreement is valid and effective and may not be terminated except upon the mutual written agreement of TELUPAY (M.E), TELUPAY (PHIL.), and METROBANK. Release of the Materials to TELUPAY (M.E.) shall be made only upon the ESCROW AGENT's receipt of joint written instructions to the ESCROW AGENT from all the parties to this Agreement, terminating this Agreement and ordering the release and delivery of the Materials to TELUPAY (M.E).

9. Representations, Warranties and Indemnifications

(a) ESCROW AGENT represents and warrants that:

(i)  It has the legal capacity and capability to enter into this Agreement and fully perform all of its obligations and provide the services hereunder;

(ii)  It shall use commercially reasonable efforts to keep the Materials in safe keeping and perform its obligations as escrow agent in accordance with the terms of this Agreement;

(iii)   It shall not disclose to any third party or make use of the Materials without the express joint written approval of both TELUPAY (M.E) and METROBANK;

(iv)   It shall takes such steps as are reasonably necessary and desirable to protect the confidentiality of the Materials and prevent the unauthorized disclosure thereof, including without limitation storing the Materials in such away to preserve the confidentiality of the Materials and restrict disclosure of and access to the Materials.

(b)    ESCROW AGENT shall not be held responsible or liable for any acts of TELUPAY (M.E) and/or METROBANK and ESCROW AGENT shall have no liability under this Agreement whatsoever except for its acts of negligence, misconduct or a material breach of this Agreement. TELUPAY (M.E) and METROBANK shall indemnify and save harmless ESCROW AGENT from any and all damages, costs and liability suffered by ESCROW AGENT arising from the implementation of, or resulting from the breach of this Agreement and the Service Provider Agreement by the parties hereto, or any breach or infringement of any law or right of any third party attributable to TELUPAY (M.E) and/or METROBANK.

10. Notice

Any notice required or permitted to be given hereunder shall be in writing and shall be deemed given (i) when delivered personally to any officer of the party being notified; or (ii) on the third business day after being sent by registered or certified mail, postage prepaid, addressed as follows (unless due notice of any change in address is duly served beforehand upon all the other parties) :

To TELUPAY (M.E):

TELUPAY (M.E) FZE

c/o: TELUPAY PHILIPPINES, INC..

6th Floor King's Court 2 Building, 2129 Chino Roces Street corner dela Rosa Street

Makati City, Philippines 1230

Tel. Nos. _________________

Fax Nos. _________________

Attention: Mr. Adrian Crawford Ansell

To METROBANK:

METROPOLITAN BANK & TRUST COMPANY

Metrobank Plaza

Sen Gil Puyat Avenue

Makati City, Philippines 1200

Tel. Nos. (632) 659 7595

Fax Nos. (632) 659 7595

Attention: Mr. Adrian F. Villanueva/Mr. Nonato P. Arboleda

To TELUPAY (PHIL.):

TELUPAY (PHILIPPINES), INC

6th Floor King's Court 2 Building, 2129 Chino Roces Street corner dela Rosa Street

Makati City, Philippines 1230

Tel. Nos. (632) 659 7595

Fax Nos. (632) 659 7595

Attention: Mr. Jose Luis Romero-Salas/Rosarito Deferia Carrillo

To ESCROW AGENT:

Gimenez Mayuga Gatmaitan and Associates

Suite 2311, CItyland 10, Tower 2

H.V. Dela Costa St. Salcedo Village, Makati City

Telefax: 753-2232

Tel. No: 753-2234

ATTENTION: Atty. Jessie P. Gimenez

11.   Force Majeure

No party hereto shall be responsible for any losses or damages to any other party occasioned by delays in the performance or non-performance of any of its obligations when caused by Acts of God, strike, acts of war, inability of supplies or material or labor or any other cause beyond the reasonable control of the non-performing party.

12.   Severability

In the event any portion of this Agreement is deemed to be invalid or unenforceable, such portion shall be deemed severed and the parties agree that the remaining portions of this Agreement shall remain in full force and effect.

13.   Assignment

Excepting TELUPAY (Philippines) Inc.'s assignment of the Service Provider Agreement and/or the assignment of the Software and/or the Materials to an affiliate, which assignments may be undertaken without need of consent but with appropriate notice to the other party under the Service Provider Agreement, neither party may assign or otherwise transfer this Agreement without the prior written consent of the other parties. This Agreement shall inure to the benefit of and bind the parties hereto and their respective legal representatives, successors and assigns.

14.   Governing Law and Venue

This Agreement shall be governed by and construed in accordance with the laws of the Republic of the Philippines. The venue of any and all judicial actions arising from or connected with the execution, implementation, operation, and termination of this Agreement shall be vested exclusively in the proper courts of the City of Makati, Philippines.

15.  Entire Agreement

This Agreement, including the recitals, sets forth the entire agreement between the parties with respect to the subject matter hereof and shall be amended only by a writing signed by the parties.

16. Counterparts

This Agreement may be executed in counterparts in the same form and such parts so executed shall together form one original document and be read and construed as if one copy of the Agreement had been executed.

IN WITNESS WHEREOF, each of the Parties, by its representative, has executed this Agreement as of the Effective Date.

METROPOLITAN BANK & TRUST COMPANY

By:

__________________________________ _______________________________

Adrian F. Villanueva                           Nonato P. Arboleda

TELUPAY (M.E) FZE

By:

__________________________________

Adrian Crawford Ansell

TELUPAY (PHILIPPINES) INC.

By:

__________________________________ _______________________________

Jose Luis Romero-Salas                   Rosarito Deferia Carrillo

ESCROW AGENT

By:

__________________________________ _______________________________

BEFORE ME, a duly authorized notary public for and in the above-named jurisdiction, personally appeared on this 13th day of December, 2010, the following, who are personally known to me and/or identified through competent evidence of identity and with community tax certificate/s, to wit:

Name	CTC No./I.D. /Passport No.	Date/Place Issued	Competent Evidence of Identity (Type of I.D./ I.D. No.)	Valid Until
METROPOLITAN BANK & TRUST COMPANY
Adrian F. Villanueva
Nonato P. Arboleda
TELUPAY (PHILIPPINES) INC.
Jose Luis Romero-Salas
Rosarito Deferia Carrillo
TELUPAY (M.E) FZE
Adrian Crawford Ansell

known to me and to me known to be the same persons who executed the foregoing Software Escrow Agreement and who acknowledged to me that the same is their free and voluntary act and deed and of the corporations they represent and are duly authorized to sign, if acting in a representative capacity.

WITNESS MY HAND AND SEAL on ______________ at ___________.

Doc. No. ____;
Page No.____ ;
Book No.____;
Series of 2010.

ANNEX D

Metropolitan Bank & Trust Company (MBTC) engaged the services of Telupay (Philippines) Inc. to deliver Telupay Mobile Banking Services using the Telupay Mobile Banking Solution (MBS) owned and developed by Telupay (M.E) FZE/Telupay (Philippines) Inc. with assigned MBS version number 001.001.001.11236 and midlet version number 01.02.00 comprised of the following mobile banking services features and enhancements:

BASIC FEATURES - 1A

Front-End Mobile Banking Midlet

1. Balance Inquiry
     a. All Accounts
     b. Per Individual Account
2. Fund Transfer (same bank)
     a. To Own Accounts
     b. To Other Accounts
3. Pay Bills to Billers
4. Buy Load
    a. For Own Phone
     b. For Other Phone
5. History
     a. Mobile Transactions
     b. All Transactions
6. Change MPIN
7. About

Back-Office Application

1. System Management
     a. Application Configuration
     b. SMS Message Management
2. User Management
     a. User Account Settings
     b. User Account Management
     c. User Group Profile Management
3. Account Management
     a. Settlement Accounts
     b. Enrollment Management
4. Bank Branch Management
5. Biller Management
     a. Biller Profile
     b. Biller Routing
6. Reports
     a. User Group Profile
      b. User Lists
     c. User Activity Logs
    d. Enrollment Activity Logs
     e. Bank Branch Lists
     f. SMS Transaction Logs
     g. Transaction Volume
     h. Load Purchase Summary
     i. Bills Presentment Summary
7. User Account Info

1B Features

Front-End Mobile Banking Midlet

1. Rename IBFT to "To Accounts in Other Banks" under Fund Transfer
2. Place ".00" for full amounts for Mobile Transaction History
3. Saving of billers or prepaid mobile numbers in applet should be defaulted to "Yes"

Back-Office Application

1. Backend management module for Tomsoltech connection parameters
2. Add another column "Password Status" where values are <blank>, Locked or Expired
3. Load Ref Number will be the same as MBS Ref Number
4. Create button to repush SMS that their MBS Application has been approved. This will trigger the client to register his/her MBS account and later received link to download the applet.
5. Sort list of transactions in SMS (History All) in descending order by timestamp

6. Update Login Page to reflect MBS version 1.1, representing Phase 1B

1C Features

Front-End Mobile Banking Midlet

1. MBS must have flags on the major functions (i.e. Bal Inquiry, FT) and its sub-functions. When a client uses a disabled function, the SMS response should indicate that the function is temporarily unavailable; can be scheduled; SMS push

2. Separate transaction count for Transaction History-Mobile and Transaction History -All

3. Old MPIN should come first before New MPIN ->

--> for 1st time MPIN change only

4. Extend link expiry from 18 hours to 7 days

5. Include new menu item in applet "Contact Us" which will contain basic info of email, hotline numbers, etc.

6. Rename "Request Account Update" to "Update List" under the Balance Inquiry menu

7. Rename "History" menu to "Transaction History"

8. Add sub-menu "Update List" under main menu Fund Transfer à To Other Accounts

9. Modify validation of applet in Bills Pay

- require at least subscriber number or reference number is not blank

- do not accept if both fields are blank

10. Create "Others" biller category

11. Lessen maximum characters of both Subscriber and Reference Number fields to 20

12. Limit maximum characters of Subscriber Number and Reference Numbers fields to 20, each

13. Limit maximum characters of Amount field of Bills Payment to 15

14. Update applet retrieval keyword from "METROBANK GET" to "MBS GET" --> "Metrobank Get" to 0917-851-MBTC; also works with "MBS GET" to 0917-890-2327

15. Apply new security features to the applet

Back-Office Application

1. Currently, enrolling a client with multiple phones is treated as separate enrollments. The application must have a field of mobile numbers where the NAC can just add them

2. Backend management module for Buy Load Denominations per Telco

3. BancNet Biller Indicator

4. MBS Enrollees Summary report enhancements

5. Bills Payment Report enhancements

6. Enhance MBS Enrollment Summary Report (i.e. arrange branch code in ascending order per ALL & Telco, put another row at the bottom for grand total, search by time range

7. Enhance Transaction Volume Report (i.e. search by time range, search by status (successful, unsuccessful, total, all, search by telco)

8. MBS Suspension List (i.e to provide search criteria by date & time, mobile number, client name

9. Load Purchase Summary Report (i.e sort load amount in ascending order per branch and summary total)

10. Bills Payment Summary Report (i.e. report should be sorted per branch code and billers per branch and grand total are arranged in alphabetical order.

11. EBD should be able to fulfill (approve/disapprove) subsequent accounts enrolled without any dependency to the activation of MBS account by the client

12. MBS Activity List to include "MBS Application Declined" in the dropdown list of Search by activity type;

13. Generation of Exception Reports for all monetary transactions (i.e. funds transfer, pay bill, buy load) à Insert new filter "Status" under SMS Transaction Log

14. Report for list of MBS Accounts that were pushed with Applet Link & Activation Instruction à add another "Activity Type" (applet link & Activation instruction) under MBS Account activity list

15. Set to default value "Philippines" the field Country in the enrollment module of MBS

16. Set to default value "n/a" the field Zip Code in the enrollment module of MBS

17. Remove SMS registration process of user (i.e. kill "Metrobank Reg <app_num>" step)

18. New module: Email Management

19. Automatic removal of spaces in Subscriber Number entered by client in the applet, before being sent to Host

20. Display first all possible matches for Last Name or Phone Number entered in "Search MBS Account" module

21. Setup SINT Environment of MBS

22. Include timestamps in the updates of the status messages of SMS Transaction Log, but specific only to Buy Load transactions

23. Insert Buy Load Product description in the field code "S9" of the transmission data of Tran ID G962

24. Rename "VENTAJA" to "Tomsoltech" in the SMS Logs

25. Add another button "Add Phone Number" in Account Details screen. This is for existing MBS accounts.

26. Provide multiple phone number fields for new enrollments

27. Mask number of SMS confirmation messages coming from MBS as "Metrobank"

28. Transaction Charging module to specify charges per transaction type

29. When adding accounts from other branch, the other branch BOO should not be able to see the application. Only EBD should be able to see and approve/deny the application

30. When searching MBS accounts, search results must yield accounts regardless of status (i.e. active, suspended, terminated, etc.)

31. Update error message when downloading from an expired applet link -> "The link you're trying to download has expired. To request for a new link, text METROBANK GET and send to 0917-851-6282"

32. Create a Buy Load transaction simulator that mimics the actual successful buy load process

33. Setup DEV Environment of MBS

34. Capture error message returned by host pertaining to Reference Numbers, re: Bills Payment

35. For Balance Inquiry (All), display in SMS Log each account while reference numbers of each are the same. But reference numbers sent to Host should still be incremental

36. Reconnect MBS to txtConnect

37. SMS Message Management should consider a new variable [fee] for the service fee that is being passed per transaction

38. Include in the Application Configuration module a parameter to determine if Buy Load is either Simulated or Committed

39. For transaction charging of Balance Inquiry (All), fee should be charged primarily to an SA account; if there's no SA account then charge to CA account

40. Capture Host Error TS0522: THIS TRAN CODE ONLY VALID FOR ACH TRAN. Apply to all financial transactions - FT, Buy Load & Bills Pay

41. Capture Host Error ST0319: DRAWING ON TODAYS DEPOSITS

42. Capture Host Error IM1448: MONETARY ACTIVITY TODAY

43. Capture Host Error TS3002: SUBSCRIBER NUMBER NOT NUMERIC

44. Correct Buy Load Management denominations in Production Environment

45. Update applet messages

46. Include Biller Category "Others" in the Biller Profile module

47. Create corresponding Email Message Management for CR#84, #93 and #95

48. Capture Host Error TS-3011: INVALID REFERENCE NUMBER. Apply to Bills Pay transaction only.

49. MBS determines the Default Primary Account (DPA) wherein all service fees for Bal Inq (All), Change MPIN, Update List of Accounts, Update List of Billers and Transaction History (Mobile) will be charged

Criteria:

1) DPA must be of the same branch with the Enrolling Branch

2) DPA should be an SA account

a. If no SA account, then CA account is DPA

b. If two or more SA account, then 1st SA account enrolled is DPA

3) If current DPA has zero or (-) balance, then MBS will move on to the next enrolled account where it has sufficient balance

4) If there is no enrolling branch for any of the accounts, choose the first available non-zero-balance account as DPA

50. Add another Bal Inquiry transaction step after each successful Buy Load transaction. The inquiry should be on the Tomsoltech Account where the Service Fee = Commission less Discounts

51. AB field should come after SN field for all transaction types

52. Update MBS Login Page to v1.2

53. Keep values of the Q fields for each transaction.

54. Changes made in the Transaction Types module should reflect in User Activity Logs module. Target field value should be the specific transaction type

55. Changes made in the Transaction Charges module should reflect in User Activity Logs module. Target field value should be the specific transaction type

56. Changes made in the Biller Routing module should reflect in User Activity Logs module.

Future Telupay MBS mobile banking services developments and enhancements to be used by MBTC will only be included in the MBS version number 001.001.001.11236 and midlet version number 01.02.00 if said enhancements and developments will be deployed into production, to wit:

1.     MBS ATM enrollment

2.     SMART mobile banking users migration to MBS Smart Mobile Banking Engine (MBE) Interface (Smart Arizona Upgrade)

3.     Domestic Remittance

4.     Fund transfer to another bank account or through IBFT

5.     Internet enrollment

6.     1D Features - See below details

Front-End Mobile Banking Midlet

1. Develop MBS applet versions for iPhone

2. Individual billers should have customizable "subscriber" labels (i.e. account #, credit card #) and "reference" labels (i.e. phone #). Reference labels should not be visible if a biller does not require it; explore if per category, and not individual biller

3. Enrolled accounts can be renamed instead of just SA1234 or CA5678

4. Funds Transfer daily limit is 40K regardless if to own account or to other accounts. FT to own account should have no limit

Back-Office Application

1. Filter non-monetary transaction provided by Host

2. Create batch program to collect all Buy Load transactions (for a specific period) and email to Tomsoltech Customer Service for confirmation

3. When managing MBS accounts, the NAC should still be able to update ALL accounts (regardless of branch), and mark for removal

4. Add new main menu "Manage MBS Account" wherein the client can add more subsequent accounts (own and 3rd party) and update email or personal info

Menu

Manage MBS Account
à Account Enrollment
à Own Accounts
à Other Accounts
à Update Personal Info
à Email
Impact to Back-Office:
- SMS Logs
- New Transaction Types with corresponding Tran Fee
- Reports
5. Provide functionality to Bulk Upload enrollment applications from a template file. These applications will have a new enrollment status, say "Saved". Once NAC has loaded a saved application, the next step is for the client to enter his MPIN.

Impact to other back-office modules:

- Searching

- New module (?)

6. Generate report from SMS Logs, based on the current template in reporting Buy Load transactions to Tomsoltech; Create batch program to collect all Buy Load transactions (for a specific period) and email to Tomsoltech Customer Service for confirmation

7. Create batch program to collect commissions and commission reversals. Program to run at 3AM

Impact to back-office: - Create New Report

8. Bypass ACH Flag checking in Host

9. Update pointer from account short name to full name

10. Disallow transactions for specific accounts when the corresponding branch has been "deleted" or "inactive"; Corresponding response messages should be included in SMS and Email Management modules

11. Provide email confirmation for biller update list

12. Create a new facility to only UNLOCK an MBS Account. The Change MPIN functions will remain as both UNLOCK and CHANGE the MPIN of the account. If this is a new module, it should also be included under Group Profile Management

13. Under Enrollee Summary Report, the accounting of enrollment applications should stay with the branch regardless of the user (NAC) who enrolled him

14. Dynamic addition of Biller Category

15. Capture Host Errors ST0129: INSUFFICIENT FUNDS FORCE PAY, ST0416: INSUFFICIENT FUNDS, and IM0126: INSUFFICIENT FUNDS. Apply to all financial transactions - FT, Buy Load & Bills Pay

16. Dynamic updating of buy load denominations, similar with Bills Payment

17. Create a module that will manage mbs accounts of consolidated or closed branch.

1. where mbs client has an account enrolled with the absorbing branch, database of mbs clients belonging to the consolidated/closed branch can be transfered to the absorbing branch to be able access the profiles of all mbs clients of the consolidated/closed branch.

2. the absorbing branch can be able to delete and update the closed account number to a new one. This will prevent absorbing branch from manual enrollment mbs accounts and likewise prevent mbs client from visiting the branch for re-enrollment of his/her mbs accounts.

3. mbs client can still use existing mpin.

18. Should also include stats for the ff. mbs account activities:

1. Remove Own Account (Approved & Declined)

2. Remove Other Account (approved & Declined)

3. Client-Initiated Changed MPIN

Include the word "Acct" after "Add Own" and Add Other"

19. Create module for creating new biller categories. It should affect applet

20. Changes made in the User Group Profiles module should reflect in User Activity Logs module. Target field value should be the specific user group

21. Changes made in the Settlement Accounts module should reflect in User Activity Logs module. Target field value should be the specific settlement account name

22. Changes made in the Lock/Unlock User Account module should reflect in User Activity Logs module. Target field value should be the specific user account

23. Before the subsequent own/other accounts are approved by BOO, MBS will check if the client has already download his applet (via activate midlet, or whatever). If not, the system will not allow yet the approval.

24. Enhance Buy Load Management module such that new denominations can be added and deleted. The applet should also automatically be updated, similar to how billers behave

25. Number of enrollment should be counted as the number of clients, not on the number of mobile numbers enrolled. The affected reports should be updated as well

26. Currently for Biller Routing, the name that appears in SMS confirmations and SMS transaction log is the Target Biller, but should be the Source Biller

27. Add new column - Branch Code. Branch Code and Branch Name should be sortable across all pages, not only in the current page.

28. Update Enrollment Modules wherein NAC can set which account will be the Default Primary Account (DPA). NAC should also be able to change the DPA and must be approved by BOO

29. 0001088: EBD 043-Commercial Terms-Create option "Apply To All" when setting up tran charge per biller

30. 0001089: EBD 044-Commercial Terms-Create option "Apply To All" for all transaction types.

31. 0001068: EBD 030-Transaction Charges: Screen Per Tran Type -- Under Total Customer Fee - 2 should be 2.00 (format should be consistent)

32. 0001071: EBD 031-Arrange alphabetically all submenus -- Arranged in alpha order all menus under System Management, Reports, User Account Information modules

33. Parameterized at back office the limitation of the number of additional mobile numbers to be enrolled per client

34. Downloaded reports to CSV file should always extract the same records with the report - MBS Activity Summary Report. Refer to file "ISAD_error log2_NTL.doc"

35. MBS Account Activity Summary - include columns for removal of accounts own/other

36. Create a new module where all Telco series can be maintained

37. In the extracted report under User Listings, include the following column details: USER ACCOUNT STATUS, USER LAST NAME, USER FIRST NAME

38. Add new Biller Categories - "Real Estate", "Financial Services" and "Airlines"

39. Update reversal process: Place another condition (TBD) before a reversal can be requested

40. Session should expire when browser is closed without logging out

41. MBS assumes Buy Load is successful if after 1 minute, Tomsoltech has not sent a confirmation URL. But after, if MBS receives a URL confirmed successful, MBS should NOT anymore send an SMS

42. Update MBS test environments - DEV, SINT, UAT1, UAT2 - as per latest version of Prod application.

43. Create a back-office facility where an excel file containing information such as name, address, email, mobile numbers and own/other accounts can be uploaded. Completion of the enrollment can be done at a later time

Telupay (Philippines) Inc./Telupay (M.E) FZE may, from time to time, and with the prior written consent of METROBANK update, improve or modify the MBS version number 001.001.001.11236 and midlet version number 01.02.00 used by METROBANK in connection with the mobile banking services. However, such updates, improvements or modifications shall not cover any substantially new or rewritten version of the MBS, which shall be considered new software that are not covered by the MBS version number 001.001.001.11236 and midlet version number 01.02.00.